Exhibit 10.12


                              EMPLOYMENT AGREEMENT



                           DATED AS OF AUGUST 3, 2001



                                 BY AND BETWEEN



                          BESTNET COMMUNICATIONS CORP.



                                       AND



                               ROBERT A. BLANCHARD

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into as of August 3, 2001, by and between BestNet Communications Corp, a Nevada corporation (the "COMPANY"), and Robert A.. Blanchard, an individual citizen of the State of Michigan and resident of Kent County, Michigan ("EXECUTIVE").

                                    RECITALS

     1. The Company was organized and incorporated under the laws of the State of Nevada, and has its principal office in Pima County, Arizona;

     2. Executive is an individual residing in Kent County, Michigan, and is a citizen of the State of Michigan; and

     3. The Company wishes to employ Executive and Executive wishes to be employed by the Company, on the terms and conditions set forth herein, based on their full and complete understanding of the legal and practical significance of each of the provisions of this Agreement.

                                    ARTICLE I

                                 DUTIES AND TERM

     1.1 CONTINUED EMPLOYMENT. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Company agrees to maintain Executive in its employ, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

     1.2 POSITION AND RESPONSIBILITIES.

          (a) Executive shall serve as Chief Executive Officer of the Company (or in a capacity and with a title of at least substantially equivalent quality) reporting directly to the board of directors of the Company (the "Board"). Executive agrees to perform services not inconsistent with his position and involving duties of comparable scope, dignity and importance to those of the Chief Executive Officer as of the date of this Agreement, as shall from time to time be assigned to him by the Board.

          (b) During the period of his employment hereunder, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder. The Company must be made aware of the Executive's appointment to any other Corporate or Association Boards prior to acceptance.

     1.3 TERM. Executive's employment with the Company shall commence on August 20, 2001 (the "COMMENCEMENT Date"), and shall continue for a three (3) year period ending August 20, 2004, unless sooner terminated in accordance with the terms of this Agreement. The Executive and the Company shall negotiate Executive's employment relationship with the Company thereafter.

                                   ARTICLE II

                                  COMPENSATION

     For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as an officer, director or member of any committee of the Company or of any subsidiary or affiliate of the Company, the Company shall compensate Executive as follows:

     2.1 BASE SALARY. The Company shall initially pay to Executive an annual base salary of $190,000.00 ($15,833.33 per month) (the "BASE SALARY") during the term hereof; PROVIDED, HOWEVER, that in the event the Company institutes a salary reduction program which affects all Senior Executives by the same percentage, then Executive's Base Salary may be reduced by such percentage (and the term "Base Salary" as used in this Agreement shall refer to the Base Salary as so adjusted). Executive's Base Salary shall be paid in equal semi-monthly installments. The Base Salary shall be reviewed annually by the Compensation Committee of the Board, and the Board or the Compensation Committee may, in its sole discretion, increase the Base Salary. The effective date of the Base Salary shall be the Commencement Date.

     2.2 INCENTIVE STOCK OPTIONS. The Company shall grant the following Incentive Stock Options (the "INCENTIVE STOCK OPTIONS") to purchase shares of the Company's Common Stock (the "COMMON STOCK"). The Incentive Stock Options shall be granted pursuant to the Memorandum of Understanding dated June 19, 2001 attached hereto as EXHIBIT NO. 2, and evidenced by that certain Stock Option Agreement dated June 19, 2001 (the "STOCK OPTION AGREEMENT"), a copy of which is attached hereto as EXHIBIT NO. 1, which shall include the following terms:

          (a) Executive shall be granted options to purchase 25,000 shares of Common Stock upon the commencement of Executive's employment with the Company provided that the performance goals referred to in item 2.2(c) have been mutually agreed upon by the Company and the Executive. Such options shall fully vest one year from the grant date or immediately in the event the Executive is terminated without cause by the Company or for Good Reason by the Executive prior to the vesting date of options established in Exhibit A to the Stock Option Agreement. The options shall have a per share exercise price equal to the closing purchase price of the Company's Common Stock on June 19, 2001;

          (b) The Executive shall be granted options to purchase 25,000 shares of Common Stock, which options shall vest on January 1, 2002, if at all, if the President of the Company and Executive have successfully completed an equity financing transaction initiated by the Executive by such date resulting in gross proceeds to the Company of not less than $3,000,000. Such options shall have a per share exercise price equal to the closing purchase price of the Company's Common Stock on June 19, 2001; and

          (c) Executive shall be granted options to purchase 450,000 shares of Common Stock, 150,000 of which shall vest, if at all, on the one (1) year anniversary date of the date of the commencement date of employment by Executive and on each one (1) year anniversary date thereafter, provided, however, that the vesting of each 150,000 tranche shall be contingent upon the Company achieving the financial goals set forth in the Company's business plan as set by the Board from time to time.

          (d) Vesting of the Options granted to the Executive may be accelerated for the Company achieving the mutually agreed upon financial goals in a lessor time frame.

The Incentive Stock Options shall vest in accordance with the vesting schedule contained in EXHIBIT A to the Stock Option Agreement and shall be reviewed annually by the Compensation Committee of the Board.

     2.3 ADDITIONAL BENEFITS. Executive shall be entitled to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, supplemental pension and other retirement plans, insurance, hospitalization, medical and disability benefits, travel or accident insurance plans), which are from time to time available to the Company's executive personnel; PROVIDED, HOWEVER, that there shall be no duplication of termination or severance benefits, and to the extent that such benefits are specifically provided to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs shall be reduced by any benefit amounts paid under such provisions. Executive shall during the term of his employment hereunder continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits available to Executive as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all Senior Executives entitled to participate therein, and Executive's benefits shall be reduced or terminated accordingly. Specifically, without limitation, Executive shall receive the following benefits:

          (a) MEDICAL EXPENSES. As long as Executive is in the employ of the Company, the Company shall provide Executive with medical, dental (preventive and orthodontic), hospitalization and other health benefits.

          (b) LIFE INSURANCE. As long as Executive is in the employ of the Company, the Company shall acquire life insurance on the life of the Executive for the benefit of Executive's beneficiaries, in such amount as shall be equal to the product of two (2) times Executive's Base Salary.

          (c) DISABILITY BENEFITS. As long as Executive is in the employ of the Company, the Company shall provide short and long term disability benefits to Executive.

          (d) RELOCATION EXPENSES. In the event Executive's principal place of employment is relocated by mutual consent of the parties outside Kent County, Michigan, the Company shall reimburse Executive for all usual relocation expenses incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six months.

          (e) REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

          (f) VACATIONS. Executive shall be entitled to 20 business days, excluding Company holidays, of paid vacation during each year of employment hereunder. Executive may not accrue or carry forward unused vacation days.

                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

     3.1 DEATH OR RETIREMENT OF EXECUTIVE. This Agreement shall automatically terminate upon death or Retirement (as defined in Section 6.1) of Executive.

     3.2 BY EXECUTIVE. Upon giving Notice of Termination (as defined in Section 6.1) to the Company, Executive shall be entitled to terminate this Agreement for Good Reason (as defined in Section 6.1).

     3.3 BY COMPANY. Upon giving Notice of Termination to Executive, the Company shall be entitled to terminate this Agreement:

          (a) in the event of Executive's Total Disability (as defined in Section 6.1); or

          (b) for Cause (as defined in Section 6.1).

     3.4 EARLY TERMINATION (INITIAL 3 MONTHS) WITHOUT CAUSE. The Executive and the Company shall negotiate Executive's Early Termination without Cause.

                                   ARTICLE IV

                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

     If Executive's employment hereunder is terminated, in addition to any other rights or benefits specifically provided for herein, the Company shall be obligated to provide compensation and benefits to Executive, as follows:

     4.1 IN GENERAL. Except as otherwise provided in SECTION 4.2, if Executive's employment is terminated for any reason, the Company shall:

          (a) pay Executive (or his estate or beneficiaries) any Base Salary which has accrued but not been paid as of the termination date (the "ACCRUED BASE SALARY");

          (b) pay Executive (or his estate or beneficiaries) for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "ACCRUED VACATION PAYMENT");

          (c) reimburse Executive (or his estate or beneficiaries) for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to this Agreement (the "ACCRUED REIMBURSABLE EXPENSES"); and

          (d) provide to Executive (or his estate or beneficiaries) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "ACCRUED BENEFITS"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law.

     4.2 UPON TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. Notwithstanding SECTION 4.1, if Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company shall:

          (a) pay Executive the Accrued Base Salary;

          (b) pay Executive the Accrued Vacation Payment;

          (c) pay Executive the Accrued Reimbursable Expenses;

          (d) pay Executive the Accrued Benefits;

          (e) continue to pay  Executive  his Base Salary for a period of twelve
(12) months following the termination date; and

          (f) maintain in full force and effect, for Executive's and his eligible beneficiaries' continued benefit, for twelve (12) months following the termination date, the employee benefits pursuant to Company-sponsored benefit plans, programs or other arrangements in which Executive was entitled to participate immediately prior to such termination, subject to the terms and conditions of the plans (the "CONTINUED BENEFITS"). If Executive's continued participation is not permitted under the general terms and provisions of such plans, programs and arrangements, the Company shall arrange to provide Executive with Continued Benefits substantially similar to those which Executive is entitled to receive under such plans, programs and arrangements.

     4.3 STOCK OPTION VESTING. Notwithstanding any provision of the Stock Option Agreement, if Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall have up to six (6) months after the termination date to exercise his vested options, to the extent not previously exercised by Executive.

     4.4 CHANGE OF CONTROL

Change in Control" shall mean (i) the time that the Corporation first determines that any person and all other persons who constitute a group having acquired direct or indirect beneficial ownership of fifty-one (51%) or more of the Corporation's outstanding securities, or (ii) the time that the "Continuing Directors" approves a transaction such that the Corporation is acquired by or merged into another company.

SEVERANCE COMPENSATION IN THE EVENT OF A TERMINATION UPON A CHANGE IN CONTROL. In the event the Executive's employment is terminated in a Termination Upon a Change in Control, the Executive shall be paid as severance compensation ("Severance compensation") an amount equal to 100% of his base salary in effect at Termination. In the event of a Change of Control and the Executive's employment is retained, no Severance Compensations shall be due the Executive. In the event that the Executive's employment is terminated as a result of a Termination Without Cause, the Executive shall be paid as Severance Compensation an amount equal to 100% of his base salary paid in equal installments for a period of six months from the date of such termination provided, however, that if the Executive is employed by a new employer during such period, the Severance Compensation payable to the Executive during such period will be reduced by the amount of compensation that the Executive actually receives from the new employer. However, the Executive is under no obligation to mitigate the amount owed the Executive pursuant to this Section by seeking other employment or otherwise. In the event of a Termination Upon a Change in Control or a Termination Without Cause within the first twelve (12) months of a change in control, the Executive shall also be entitled to an accelerated vesting of any awards granted to the Executive under the Corporation's Stock Option Plan to the extent provided in the stock option agreement entered into at the time of employment.

                                    ARTICLE V

                              RESTRICTIVE COVENANTS

     5.1 CONFIDENTIALITY.

          (a) Executive covenants and agrees to hold in strictest confidence, and not disclose to any person without the express written consent of the Company, any and all of the Company's Proprietary Information (as defined below), except as such disclosure may be required in connection with his employment hereunder. This covenant and agreement shall survive this Agreement and continue to be binding upon Executive after the expiration or termination of this Agreement, whether by passage of time or otherwise, so long as such information and data shall remain proprietary information.

          (b) Upon termination of this Agreement for any reason, Executive shall immediately turn over to the Company any "Proprietary Information," as defined in subparagraph (c) below. Executive shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after termination of his employment hereunder without the express written consent of the Company.

          (c) For purposes of this Agreement, "PROPRIETARY INFORMATION" means and includes the following: the identity of clients or customers or potential clients or customers of the Company or its affiliates; any written, typed or printed lists, or other materials identifying the clients or customers of the Company or its affiliates; any financial or other information supplied by clients or customers of the Company or its affiliates; any and all data or information involving the Company, its affiliates, programs, methods, or contacts employed by the Company or its affiliates in the conduct of their business; any lists, documents, manuals, records, forms, or other material used by the Company or its affiliates in the conduct of their business; and any other secret or confidential information concerning the Company's or its affiliates' business or affairs. The terms "list," "document" or other equivalents, as used in this subparagraph (c), are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the "list" or "document," whether or not such compilation has been reduced to writing. "Proprietary Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of Executive; (ii) was or is rightfully learned by Executive from a source other than the Company before being received from the Company; or (iii) becomes independently available to Executive as a matter of right from a third party. If only a portion of the Proprietary Information is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

          (d) Executive acknowledges that he is Chief Executive Officer of the Company and in such capacity he will be a representative of the Company with respect to clients and potential clients of the Company. Executive also acknowledges that he has had and will continue to have access to confidential information about the Company, its affiliates, and their clients and that "Proprietary Information" acquired by him at the expense of the Company is for use in its business. Executive has substantial experience in the information technology products and services marketing and distribution industry and possesses special, unique, extraordinary skills, and knowledge in this field. Executive's management and operational services to the Company are special, unique, and extraordinary and the success or failure of the Company is dependent upon his discharge of his duties and obligations. Accordingly, by execution of this Agreement, and subject to subparagraph (c) hereof, Executive agrees that during his employment with the Company and for a period of twelve (12) months following the date of termination of his employment hereunder (the "NON-COMPETITION PERIOD") for any reason (whether such termination shall be voluntary or involuntary), he shall not violate the provisions of Section 5.2. Executive agrees that the twelve (12) month period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which he is or was engaged in activities constituting a breach of Section 5.2.

     5.2 COMPETITION.

          (a) During the Non-Competition Period specified in Section 5.1(d), Executive shall not:

               (i) except as a passive investor in publicly-held companies, and except for investments held as of the date hereof, directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any company that directly competes with the Company in the United States; or

               (ii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from any individual or entity that obtained such products or services from the Company or its affiliates at any time during his employment with the Company; or

               (iii) directly or indirectly solicit any business of a nature that is directly competitive with the business of the Company from any individual or entity solicited by him on behalf of the Company or its affiliates; or

               (iv) directly or indirectly solicit, or cause the solicitation of, any employees of the Company who are in the employ of the Company on the termination date of his employment hereunder for employment by others.

          (b) Executive expressly agrees and acknowledges that:

               (i) it will require at least 12 months for the Company to locate, hire and train an appropriate individual to perform the functions and duties that Executive is performing hereunder;

               (ii) the Company has protected business interests throughout the [United States of America] and that competition with and against such business interests would be harmful to the Company;

               (iii) this covenant not to compete is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

               (iv) the general public will not be harmed as a result of enforcement of this covenant not to compete;

               (v) his personal legal counsel has reviewed this covenant not to compete; and

               (vi) he understands and hereby agrees to each and every term and condition of this covenant not to compete.

     5.3 NON-DISPARAGEMENT. During the term of this Agreement and the Non-Competition Executive shall not disparage the Company or disclose to any third party the conditions of Executive's employment with the Company except as may be required in filings made pursuant to applicable law and the rules and regulations of the Securities and Exchange Commission.

     5.4 REMEDIES. Executive expressly agrees and acknowledges that this covenant not to compete is necessary for the Company's and its affiliates' protection because of the nature and scope of their business and his position with the Company. Further, Executive acknowledges that, in the event of his breach of his covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and he accordingly agrees that in addition to such money damages he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. Executive acknowledges that any breach of this covenant not to compete would result in irreparable damage to the Company. Executive further acknowledges and agrees that if the covenant not to compete herein is deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof. Executive acknowledges that the remedy at law for any breach or threatened breach of Sections 5.1, 5.2 and 5.3 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "ACCRUED BASE SALARY" - as defined in Section 4.1(a).

          (b) "ACCRUED BENEFITS" - as defined in Section 4.1(d).

          (c) "ACCRUED REIMBURSABLE EXPENSES" - as defined in Section 4.1(c).

          (d) "ACCRUED VACATION PAYMENT" - as defined in Section 4.1(b).

          (e) "BASE SALARY" - as defined in Section 2.1.

          (f) "CAUSE" shall mean the occurrence of any of the following:

               (i) Executive's gross and willful misconduct which is injurious to the Company;

               (ii) Executive has engaged in fraudulent conduct with respect to the Company's business or in conduct of a criminal nature that may have an adverse impact on the Company's standing and reputation;

               (iii) the continued and unjustified failure or refusal by Executive to perform the duties required of him by this Agreement which failure or refusal shall not be cured within fifteen (15) days following (A) receipt by Executive of written notice specifying the factors or events constituting such failure or refusal, and (B) a reasonable opportunity for Executive to correct such deficiencies;

               (iv) Executive's use of drugs and/or alcohol in violation of then current Company policy or Executive's failure to comply with other Company policies in effect from time to time including, without limitation, policies relating to sexual harassment; or

               (v) Executive's breach of his duties under Section 1.2(b) hereof which shall not be cured within fifteen (15) days after written notice thereof to Executive.

          (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (h) "CONTINUED BENEFITS" - as defined in Section 4.3(g).

          (i) "GOOD REASON" shall mean the occurrence of any of the following:

               (i)  Without  Executive's  express  written  consent,  a material reduction by the Company in Executive's function, duties or responsibilities (including reporting responsibilities) relative to Executive's function, duties or responsibilities in effect immediately prior to such reduction, or

Executive's removal from such function, duties or responsibilities, unless Executive is provided with a comparable function, duties and responsibilities; PROVIDED, HOWEVER, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute "Good Reason";

               (ii) Executive's Base Salary is materially reduced by the Company, unless such reduction is pursuant to a salary reduction program as described in Section 2.1 hereof or there is a material reduction in the benefits that are in effect for the Executive immediately prior to such reduction, unless such reduction is pursuant to a uniform reduction in benefits for all Senior Executives;

               (iii) The failure by the Company to obtain the assumption by operation of law or otherwise of this Agreement by any entity which is the surviving entity in any merger or other form of corporate reorganization involving the Company or by any entity which acquires all or substantially all of the Company's assets; or (iv) A failure by the Company to timely pay Executive's Base Salary.

          (j) "NON-COMPETITION PERIOD" - as defined in Section 5.1(d).

          (k) "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Each Notice of Termination shall be delivered at least 30 days prior to the effective date of termination.

          (l) "PROPRIETY INFORMATION" - as defined in Section 5.1(c).

          (m) "RETIREMENT" shall mean normal retirement at age 65 or in accordance with rules generally applicable to the Company's executive employees in accordance with any other retirement arrangement established with Executive's consent with respect to Executive.

          (n) "SENIOR EXECUTIVES" shall mean the five highest compensated employees of the Company determined in accordance with applicable rules and regulations of the Securities and Exchange Commission.

          (o) "TOTAL DISABILITY" shall mean Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding 180 consecutive days or for periods aggregating more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for a resolution to a licensed physician agreed upon by the Company and Executive, or if an agreement cannot be promptly reached, the Company and Executive will each select a physician, and if these physicians cannot agree, they will pick a third physician whose decision shall be binding on all parties. If such a dispute arises, Executive shall submit to such examinations and shall provide such information as such physician(s) may request, and the determination of the physician(s) as to Executive's physical or mental condition shall be binding and conclusive.

     6.2 MITIGATION OF DAMAGES; DISPUTE RESOLUTION.

          (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee or performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 1274(d) or any successor provision thereto, for an obligation with a term equal to the length of such delay.

          (b) If there  shall be any dispute  between the Company and  Executive
(i) in the event of any termination of Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment of Executive, whether Good Reason existed, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in EXHIBIT "A" hereto, and until there is a resolution and award declaring that such termination was for Cause or that the termination by Executive for Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to Executive and/or Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide hereunder as though such termination were by the Company without Cause or by Executive with Good Reason, provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this subparagraph (b) except upon receipt of an undertaking by or on behalf of Executive to repay, without interest or penalty, all such amounts to which Executive is ultimately adjudged not to be entitled as soon as possible after completion of the dispute resolution with respect to the payment of such disputed amount.

     6.3 SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon any successor to the Company and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

     6.4 MODIFICATION; NO WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

     6.5 SEVERABILITY. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

     6.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

          If to the Company, to it at:

          BestNet Communications Corp.
          5210 East Williams Circle
          Suite 200
          Tucson, Arizona  85711
          ATTN: President

          with a copy to:

          Gregory R. Hall, Esq.
          Squire, Sanders & Dempsey L.L.P.
          40 North Central Avenue
          Suite 2700
          Phoenix, Arizona 85004

          If Executive, to him at:

          Robert A. Blanchard
          5075 Cascade Road, Southeast, Suite K
          Grand Rapids, MI 49546

     6.7 ASSIGNMENT. This Agreement and any rights hereunder shall not be assignable by either party without the prior written consent of the other party.

     6.8 ENTIRE UNDERSTANDING; TERMINATION OF PRIOR AGREEMENTS. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein. All prior agreements relating to the subject matter hereof, including the Prior Agreement, are hereby superseded in their entirety and shall be of no further force or effect.

     6.9 EXECUTIVE'S REPRESENTATIONS. Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

     6.10 SURVIVORSHIP. Unless specifically stated to the contrary in this Agreement, the rights and obligations of the Executive and Company set forth herein shall continue beyond the term of this Agreement, including, but not by way of limitation, the Company's obligations under Sections 2.5, 4.3, and the Company's rights under Article V.

     6.11 GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BESTNET COMMUNICATIONS CORP.,
                                        a Nevada corporation


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                                        EXECUTIVE

                                        ________________________________________
                                        Robert Blanchard